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                                                                  EXHIBIT 10.83


                             SEPARATION AGREEMENT
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     This Separation Agreement (hereinafter referred to as the "Agreement") is entered into as of the 30th day of April, 1998 (hereinafter referred to as the "Effective Date") by and between Computone Corporation (hereinafter referred to as "Computone") and Thomas J. Anderson (hereinafter referred to as "Anderson").

     In consideration of the mutual covenants, releases and payments described herein, the receipt and sufficiency of which are acknowledged, Computone and Anderson agree as follows:

     1.  RESIGNATION OF EMPLOYMENT:  Anderson has determined to resign his
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employment as President and Chief Executive Officer of Computone and as a
director of Computone and Computone has determined to accept Anderson's resignation on the Effective Date in accordance with the terms set forth herein. Anderson will discontinue any further responsibilities under his employment as of the close of business on the Effective Date, except that Anderson agrees to provide reasonable cooperation, to the extent deemed necessary by Computone, in connection with any administrative or legal proceeding which has arisen or may arise from circumstances occurring during the tenure of Anderson's employment at Computone.

     2.  COMPENSATION AND BENEFIT CONTINUATION:  Computone agrees to continue to
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pay Anderson all of his base compensation and provide all benefits for a period of six (6) consecutive months following the Effective Date (hereinafter referred to as the "Payment Period") as required by Article VII(e)(1) of the November 26, 1996 Employment Agreement between Computone and Anderson (the "Employment Agreement"). It is expressly agreed that Anderson waives any right to any commission or bonus contemplated by the Employment Agreement or otherwise.
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     3.  VACATION PAY:  Computone agrees to pay Anderson all of his accrued
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vacation pay  of ninety-one (91) hours through April 3, 1998 ($5,687.50)] within ten (10) days of the end of the Payment Period.

     4.  MEDICAL INSURANCE BENEFITS:  At the conclusion of the Payment Period,
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Anderson shall be offered the opportunity to continue coverage under Computone's medical insurance plan in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 (hereinafter referred to as "COBRA"). In the event that Anderson elects to continue medical insurance coverage under COBRA, Anderson shall be responsible for the payment of any monthly premium associated therewith.

     5.  LIFE INSURANCE BENEFITS:  Computone agrees to maintain Anderson's life
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insurance policy throughout the Payment Period.

     6.  EXERCISE OF STOCK OPTIONS:  The parties acknowledge and agree that, as
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of the Effective Date, Anderson had been duly granted, was fully vested and had the right to purchase 150,000 shares of Computone common stock at an exercise price of $1.12 1/2 pursuant to the Computone Corporation Amended and Restated Equity Incentive Plan ("Incentive Plan"). Pursuant to Section VI(E) of the Incentive Plan, the Compensation Committee has agreed to permit Anderson to exercise his right to purchase all or any portion of the 150,000 shares to which he is vested at any time between the Effective Date and two (2) year after the Effective Date in accordance with the terms of such options.

     7.  INDEMNIFICATION:  The parties acknowledge and agree that Anderson is
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covered by Article VI of Computone's By-Laws governing indemnification, a copy of which is attached hereto and expressly incorporated into this Agreement by reference. The parties further agree that Computone shall pay expenses,

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including expenses and attorneys' fees, incurred by Anderson in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding and within 30 days of the submission by Anderson or his attorneys of a statement for services to be rendered. In accordance with the By-Laws, Anderson undertakes to repay amounts so advanced if it shall be ultimately and finally adjudicated that Anderson is not entitled to be indemnified by Computone as authorized by the By-Laws or under the Delaware General Corporation Law.

     8.  NONDISPARAGEMENT AND PUBLICATION:  Computone and Anderson agree not to
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disparage each other in the future.  The parties agree that neither will issue a press release or any public statement regarding Anderson's resignation from Computone unless such language is acceptable to both parties. It is agreed that neither party will make public the terms set forth herein, except as may be required in any filing required to be made by Computone with the Securities and Exchange Commission. Computone agrees that it will provide Anderson and his attorneys the opportunity to review and comment upon a draft of the language which Computone intends to include in any public filing that is necessary or appropriate relating to Anderson's resignation. Computone agrees to work with Anderson and his attorneys to ensure that such language is acceptable to both parties. Computone further agrees that any comments made by Computone, its officers, directors or attorneys', in response to inquiries about Anderson's resignation, except any inquiry which may be made by the SEC or other public agency in connection with any current or future investigation, shall be limited to the information disclosed in such public filings.

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     9.  RELEASE OF CLAIMS:
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     A.  ANDERSON'S RELEASE OF CLAIMS:  In consideration of the promises, payments and covenants contained in this Agreement, Anderson, for himself and his heirs, executors, administrators and assigns, now and forever releases and discharges Computone and all of its past and present owners, officers, directors, stockholders, employees, agents, attorneys, parent corporations, subsidiaries, affiliates, predecessors, estates, successors and assigns from any and all claims, actions, charges, causes of action, sums of money due, suits, debts, covenants, contracts, agreements, promises, demands or liabilities whatsoever, in law or in equity, which Anderson ever had or now has from the beginning of time up to the date this Agreement is executed except as to any claim that Anderson may make pursuant to or in the event of breach of this Agreement.

     B. COMPUTONE'S RELEASE OF CLAIMS: In consideration of the promises, payments and covenants contained in this Agreement, Computone, for itself and all its past and present owners, officers, directors, employees, agents, attorneys, parent corporations, subsidiaries, affiliates, predecessors, estates, successors and assigns, now and forever releases and discharges Anderson and all his past and present heirs, executors, administrators, assigns and attorneys from any and all claims, actions, charges, causes of action, sums of money due, suits, debts, covenants, contracts, agreements, promises, demands or liabilities whatsoever, in law or in equity, which Computone ever had or now has from the beginning of time up to the date this Agreement is executed, except as to any claim that Computone may make pursuant to or in the event of breach of this Agreement.

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     10.  ACKNOWLEDGMENT:  This Agreement is executed by the parties
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voluntarily.  The parties agree that they have had a full and reasonable opportunity to consider this Agreement and that they have not been pressured or in any way coerced into its execution.

     11.  GOVERNING LAW AND SEVERABILITY:  This Agreement and the rights and
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obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Georgia. If any provision hereof is enforceable or is held to be unenforceable, such provisions shall be fully severable, and this document and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and a court construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

     12.  INTEGRATION:  This Agreement, the Computone By-Laws, including all
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exhibits and attachments thereto and the Incentive Plan, contain all the terms of the separation agreement by and between the parties and supersede and invalidate any previous agreements or contracts. No representations, inducements, promises, or agreements, oral or otherwise, which are not embodied herein have been made and none shall be of any force or effect.

     WHEREFORE, the parties hereto have this Agreement to be signed as of the Effective Date.

                                       COMPUTONE CORPORATION



By: /s/ Thomas J. Anderson       By: /s/ Richard A. Hansen
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    THOMAS J. ANDERSON               RICHARD A. HANSEN
                                     Chairman

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